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                                                                       EXHIBIT 2

                           CERTIFICATE OF AMENDMENT

                                    TO THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                       HAYES WHEELS INTERNATIONAL, INC.

        HAYES WHEELS INTERNATIONAL, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

        FIRST: The Corporation's Certificate of Merger, to which the Corporation's Restated Certificate of Incorporation was attached as Exhibit A, was filed on July 2, 1996, with the Secretary of State of the State of Delaware.

        SECOND: The amendments to the Restated Certificate of Incorporation set forth herein were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        THIRD: ARTICLE FIRST of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read a follows:

                FIRST: The name of the Corporation is HAYES LEMMERZ INTERNATIONAL, INC. (hereinafter the "Corporation").

        FOURTH: The first paragraph of ARTICLE FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

                FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is ninety-nine million (99,000,000) shares of Common Stock, each having a par value of one cent ($.01), five million (5,000,000) shares of Nonvoting Common Stock, each having a par value of one cent ($.01), and twenty-five million (25,000,000) shares of Preferred Stock, each having a par value of one cent ($.01).
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        IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed in its name and on its behalf and attested on this 30th day of October, 1997 by duly authorized officers of the Corporation.

                                            HAYES WHEELS INTERNATIONAL, INC.





                                            By:  William D. Shovers
                                                 -------------------------------
                                                 Name:  William D. Shovers
                                                 Title: Vice President - Finance

ATTEST:

By:  Patrick B. Carey
--------------------------------
     Name:  Patrick B. Carey
     Title:  Assistant Secretary